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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255,
333-71075, 333-75569, 333-78703, 333-78705, 333-82597, 333-84597, 333-85475,
333-90299, 333-92487, 333-45024, 333-56560, 333-73750, 333-101636 and 333-107267
on Forms S-8 and Registration Statement Nos. 333-49949, 333-73460 and 333-65210 on Form S-3 of our reports dated March 11, 2005 relating to the financial statements of RSA Security Inc., and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of RSA Security Inc. and subsidiaries for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 11, 2005